                                                                    EXHIBIT 10.9

                   AIA Document A121/CMc and AGC Document 565

                       STANDARD FORM OF AGREEMENT BETWEEN
                         OWNER AND CONSTRUCTION MANAGER
                     where the Construction Manager is also
                                 THE CONSTRUCTOR

                         1991 EDITION-ELECTRONIC FORMAT

THIS DOCUMENT HAS IMPORTANT LEGAL CONSEQUENCES: CONSULTATION WITH AN ATTORNEY IS ENCOURAGED WITH RESPECT TO ITS COMPLETION OR MODIFICATION. AUTHENTICATION OF THIS ELECTRONICALLY DRAFTED AIA DOCUMENT MAY BE MADE BY USING AIA DOCUMENT D401

The 1987 Edition of AIA Document A201, General Conditions of the Contract for Construction, is referred to herein. This Agreement requires modification if other general conditions are utilized.

Portions of this document are derived from AIA Document A111, Standard Form of Agreement Between the Owner and Contractor where the Basis of Payment is the Cost of the Work Plus a Fee, copyright 1920, 1925, 1951, 1958, 1961, 1963, 1967,
1974, 1978, (C) 1987 by The American Institute of Architects; other portions are derived from AGC Document 500. Copyright 1980 by The Associated General Contractors of American. Material in this document differing from that found in AIA Document A111 and AGC Document 500 is copyrighted 1991 by The American Institute of Architects and The Associated General Contractors of America. Reproduction of the material herein or substantial quotation of its provisions without written permission of AIA and AGC violates the copyright laws of the United States and will subject the violator to legal prosecution.

AGREEMENT

made as of the 12th day of July in the year 2002. This Agreement is intended to cover the services of the Construction Manager, whether performed before or after the date of this Agreement.

(In words, indicate day, month and year)

BETWEEN the Owner:
(Name and address)
Advancis Pharmaceutical Corporation
656 Quince Orchard Road, Suite 220
Gaithersburg, Maryland 20878

and the Construction Manager:
(Name and address)
Barclay White Skanska Inc.
1801 Research Boulevard, Suite 103
Rockville, Maryland 20850

The Project is:
(Name, address and brief description)
Construction of Tenant Improvements for Lot 4, Seneca Meadows, Gaithersburg, Maryland

The Architect is:
(Name and address)
Gaudreau, Inc
810 Light Street
Baltimore, Maryland 21230

The Owner and Construction Manager agree as set forth below.

(C)1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991

                               TABLE OF CONTENTS

ARTICLE 1         GENERAL PROVISIONS
         1.1      Relationship of Parties
         1.2      General Conditions

ARTICLE 2         CONSTRUCTION MANAGER'S RESPONSIBILITIES
         2.1      Preconstruction Phase
         2.2      Guaranteed Maximum Price Proposal and Contract Time
         2.3      Construction Phase
         2.4      Professional Services
         2.5      Unsafe Materials

ARTICLE 3         OWNER'S RESPONSIBILITIES
         3.1      Information and Services
         3.2      Owner's Designated Representative
         3.3      Architect
         3.4      Legal Requirements

ARTICLE 4         COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE
                  SERVICES
         4.1      Compensation
         4.2      Payments

ARTICLE 5         COMPENSATION FOR CONSTRUCTION PHASE SERVICES
         5.1      Compensation
         5.2      Guaranteed Maximum Price
         5.3      Changes in the Work

ARTICLE  6        COST OF THE WORK FOR CONSTRUCTION PHASE
         6.1      Costs To Be Reimbursed
         6.2      Costs Not To Be Reimbursed
         6.3      Discounts, Rebates and Refunds
         6.4      Accounting Records

ARTICLE 7         CONSTRUCTION PHASE
         7.1      Progress Payments
         7.2      Final Payment

ARTICLE 8         INSURANCE AND BONDS
         8.1      Insurance Required of the Construction Manager
         8.2      Insurance Required of the Owner
         8.3      Performance Bond and Payment Bond

ARTICLE 9         MISCELLANEOUS PROVISIONS
         9.1      Dispute Resolution for the Preconstruction Phase
         9.2      Dispute Resolution for the Construction Phase
         9.3      Other Provisions

ARTICLE 10        TERMINATION OR SUSPENSION
         10.1     Termination Prior to Establishing Guaranteed Maximum Price
         10.2     Termination Subsequent to Establishing Guaranteed Maximum
                  Price
         10.3     Suspension

ARTICLE 11        OTHER CONDITIONS AND SERVICES

ATTACHMENTS:      AMENDMENT NO. 1 TO AGREEMENT BETWEEN OWNER AND CONSTRUCTION
                  MANAGER

(C)1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991

            Standard Form of Agreement Between Owner and Construction Manager Where the Construction Manager is also the Constructor

                                    ARTICLE 1
                               GENERAL PROVISIONS

1.1      RELATIONSHIP OF PARTIES

The Construction Manager accepts the relationship of trust and confidence established with the Owner by this Agreement, and covenants with the Owner to furnish the Construction Manager's reasonable skill and judgment and to cooperate with the Architect in furthering the interests of the Owner. The Construction Manager shall furnish construction administration and management services and use the Construction Manager's best efforts to perform the Project in an expeditious and economical manner consistent with the interests of the Owner. The Owner shall endeavor to promote harmony and cooperation among the Owner, Architect, Construction Manager and other persons or entities employed by the Owner for the Project.

See Insert 1.1

1.2      GENERAL CONDITIONS

For the Construction Phase, the General Conditions of the Contract shall be the 1997 Edition of AIA Document A201, General Conditions of the Contract for Construction, as amended in the form attached. For the Preconstruction Phase, or in the event that the Preconstruction and Construction Phases proceed concurrently, AIA document A201 shall apply to the Preconstruction Phase only as specifically provided in this Agreement. The term "Contractor" as used in AIA Document A201 shall mean the Construction Manager.

                                    ARTICLE 2
                             CONSTRUCTION MANAGER'S
                                RESPONSIBILITIES

The Construction Manager shall perform the services described in this Article. The services to be provided under Paragraphs 2.1 and 2.2 constitute the Preconstruction Phase services. If the Owner and Construction Manager agree, after consultation with the Architect, the Construction Phase may commence before the Preconstruction Phase is completed, in which case both phases shall proceed concurrently.

2.1      PRECONSTRUCTION PHASE

2.1.1    PRELIMINARY EVALUATION

The Construction Manager shall provide a preliminary evaluation of the Owner's program and Project budget requirements, each in terms of the other.

2.1.2    CONSULTATION

The Construction Manager with the Architect shall jointly schedule and attend regular meetings with the Owner and Architect. The Construction Manager shall consult with the Owner and Architect regarding site use and improvements, and the selection of materials, building systems and equipment. The Construction Manager shall provide recommendations on construction feasibility; actions designed to minimize adverse effects of labor or material shortages; time requirements for procurement, installation and construction completion; and factors related to construction cost including estimates of alternative designs or materials, preliminary budgets and possible economies.

2.1.3    PRELIMINARY PROJECT SCHEDULE

When Project requirements described in Subparagraph 3.1.1 have been sufficiently identified, the Construction Manager shall prepare, and periodically update, a preliminary Project schedule for the Architect's review and the Owner's approval. The Construction Manager shall obtain the Architect's approval of the portion of the preliminary Project schedule relating to the performance of the Architect's services. The Construction Manager shall coordinate and integrate the preliminary Project schedule with the services and activities of the Owner, Architect and Construction Manager. As design proceeds, the preliminary

(C)1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991

Project schedule shall be updated to indicate proposed activity sequences and durations, milestone dates for receipt and approval of pertinent information submittal of a Guaranteed Maximum Price proposal preparation and processing of shop drawings and sample delivery of materials or equipment requiring long-lead time procurement, Owner's occupancy requirements showing portions of the Project having occupancy priority, and proposed date of Substantial Completion. If preliminary Project schedule updates indicate that previously approved schedules may not be met, the Construction Manager take all necessary action to place the Work back in accordance with the Project schedule.

2.1.4    PHASED CONSTRUCTION

The Construction Manager shall make recommendations to the Owner and Architect regarding the phased issuance of Drawings and Specifications to facilitate phased construction of the Work, if such phased construction is appropriate for the Project, taking into consideration such factors as economies, time of performance, availability of labor and materials, and provisions for temporary facilities.

2.1.5    PRELIMINARY COST ESTIMATES

2.1.5.1 When the Owner has sufficiently identified the Project requirements and the Architect has prepared other basic design criteria, the Construction Manager shall prepare, for the review of the Architect and approval of the Owner, a preliminary cost estimate utilizing area, volume or similar conceptual estimating techniques.

2.1.5.2 When Schematic Design Documents have been prepared by the Architect and approved by the Owner, the Construction Manager shall prepare for the review of the Architect and approval of the Owner, a more detailed estimate with supporting data. During the preparation of the Design Development Documents, the Construction Manager shall update and refine this estimate at appropriate intervals agreed to by the Owner, Architect and Construction Manager.

2.1.5.3 When Design Development Documents have been prepared by the Architect and approved by the Owner, the Construction Manager shall prepare a detailed estimate with supporting data for review by the Architect and approval by the Owner. During the preparation of the Construction Documents, the Construction Manager shall update and refine this estimate at appropriate intervals agreed to by the Owner, Architect and Construction Manager.

2.1.5.4 If any estimate submitted to the Owner exceeds previously approved estimates or the Owner's budget, the Construction Manager shall make appropriate recommendations to the Owner and Architect.

2.1.6    SUBCONTRACTORS AND SUPPLIERS

The Construction Manager shall develop subcontractor interest in the Project and shall furnish to the Owner and Architect for their information a list of possible subcontractors, including suppliers who are to furnish materials or equipment fabricated to a special design, from whom proposals will be requested for each principal portion of the Work. The Architect will promptly reply in writing to the Construction Manager if the Architect or Owner know of any objection to such subcontractor or supplier. The receipt of such list shall not require the Owner or Architect to investigate the qualifications of proposed subcontractors or suppliers, nor shall it waive the right of the Owner or Architect later to object to or reject any proposed subcontractor or supplier.

2.1.7    LONG-LEAD TIME ITEMS

The Construction Manger shall recommend to the Owner and Architect a schedule for procurement of long-lead time items which will constitute part of the Work as required to meet the Project schedule. If such long-lead time items are procured by the Owner, they shall be procured on terms and conditions acceptable to the Construction Manager. Upon the Owner's acceptance of the Construction Manager's Guaranteed Maximum Price proposal, all contracts for such items shall be assigned by the Owner to the Construction Manager, who shall accept responsibility for such items as if procured by the Construction Manager. The Construction Manager shall expedite the delivery of long-lead time items.

2.1.8    EXTENT OF RESPONSIBILITY

The Construction Manger does not warrant or guarantee estimates and schedules except as may be included as part of the Guaranteed Maximum Price. The recommendations and advice of the Construction Manager concerning design alternatives shall be subject to the review and approval of the Owner and the Owner's professional consultants. It is not the Construction Manager's responsibility to ascertain that the Drawings and Specifications are in accordance with

(C)1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991
applicable laws, statutes, ordinances, building codes, rules and regulations. However, if the Construction Manager recognizes that portions of the Drawings and Specifications are at variance therewith, the Construction Manager shall promptly notify the Architect and Owner in writing.

2.1.9    EQUAL EMPLOYMENT OPPORTUNITY AND AFFIRMATIVE ACTION

The Construction Manager shall comply with applicable laws, regulations and special requirements of the Contract Documents regarding equal employment opportunity and affirmative action programs.

2.1.10   REVIEW OF CONTRACT DOCUMENTS

See Insert 2.1.10

2.2      GUARANTEED MAXIMUM PRICE   PROPOSAL AND CONTRACT TIME

2.2.1 When the Drawings and Specifications are sufficiently complete, the Construction Manager shall propose a Guaranteed Maximum Price, which shall be the sum of the estimated Cost of the Work and the Construction Manager Fee.

2.2.2 As the Drawings and Specifications may not be finished at the time the Guaranteed Maximum Price proposal is prepared, the Construction Manager shall provide in the Guaranteed Maximum Price for further development of the Drawings and Specifications by the Architect that is consistent with the Contract Documents and reasonably inferable therefrom. Such further development does not include such things as changes in scope, systems, kinds and qualities of materials, finishes or equipment, all of which, if required, shall be incorporated by Change Order.

2.2.3 The estimated Cost of the Work shall include the Construction Manager's contingency, a sum established by the Construction Manager for the Construction Manager's exclusive use to cover costs arising under Subparagraph 2.2.2 and other costs which are properly reimbursable as costs of the Work, but not the basis for a Change Order.

2.2.4    BASIS OF GUARANTEED MAXIMUM PRICE

The Construction Manager shall include with the Guaranteed Maximum Price proposal a written statement of its basis, which shall include:

         .1 A list of the Drawings and Specifications including all addenda thereto and the Conditions of the Contract, which were used in preparation of the Guaranteed Maximum Price Proposal.

         .2       A list of allowances and a statement of their basis.

         .3 A list of the clarifications and assumptions made by the Construction Manager in the preparation of the Guaranteed Maximum Price proposal to supplement the information contained in the Drawings and Specifications.

         .4 The proposed Guaranteed Maximum Price, including a statement of the estimated cost organized by trade categories, allowances, contingency, and other items and the fee that comprise the Guaranteed Maximum Price including a statement of the General Condition items.

         .5 The Date of Substantial Completion upon which the proposed Guaranteed Maximum Price is based, and a schedule of the Construction Documents issuance dates upon which the date of Substantial Completion is based.

         .6 The specified date for Substantial Completion of the Work and a schedule for the progress of the Work with interim milestone dates.

2.2.5 The Construction Manager shall meet with the Owner and Architect to review the Guaranteed Maximum Price proposal and the written statement of its basis. In the event that the Owner or Architect discovers any inconsistencies or inaccuracies in the information presented, they shall promptly notify the Construction Manager, who shall make appropriate adjustments to the Guaranteed Maximum Price proposal, its basis or both.

2.2.6 Unless the Owner accepts the Guaranteed Maximum Price proposal in writing on or before the date specified in the proposal for such acceptance and so notifies

(C)1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991
the Construction Manager, the Guaranteed Maximum Price proposal shall not be effective without written acceptance by the Construction Manager.

2.2.7    Prior to the Owner's acceptance of the Construction Manager's

Guaranteed Maximum Price proposal and issuance of a Notice to Proceed, the Construction Manager shall not incur any cost to be reimbursed as part of the Cost of the Work, except as the Owner may specifically authorize in writing.

2.2.8 Upon acceptance by the Owner of the Guaranteed Maximum Price proposal, the Guaranteed Maximum Price and its basis shall be set forth in Amendment No.1. The Guaranteed Maximum Price shall be subject to additions and deductions by a change in the Work as provided in the Contract Documents and the date of Substantial Completion shall be subject to adjustment as provided in the Contract Documents.

2.2.9 The Owner shall authorize and cause the Architect to revise the Drawings and Specifications to the extent necessary to reflect the agreed-upon assumptions and clarifications contained in Amendment No. 1. Such revised Drawings and Specifications shall be furnished to the Construction Manager in accordance with schedules agreed to by the Owner, Architect and Construction Manager. The Construction Manager shall promptly notify the Architect and Owner if such revised Drawings and Specifications are inconsistent with the agreed-upon assumptions and clarifications.

2.2.10 The Guaranteed Maximum Price shall include in the Cost of the Work only those taxes which are enacted at the time the Guaranteed Maximum Price is established.

2.3      CONSTRUCTION PHASE

2.3.1    GENERAL

2.3.1.1  The Construction Phase shall commence on the earlier of:

         (1) the Owner's acceptance of the Construction Manager's Guaranteed Maximum Price proposal and issuance of a Notice to Proceed, or

         (2) the Owner's first authorization to the Construction Manger to:

                  (a) award a subcontract, or

                  (b) undertake construction Work with the Construction Manger's own forces, or

                  (c) issue a purchase order for materials of equipment required for the Work.

2.3.2    ADMINISTRATION

2.3.2.1 Those portions of the Work that the Construction Manager does not customarily perform with the Construction Manager's own personnel shall be performed under subcontracts or by other appropriate agreements with the Construction Manager. The Construction Manager shall obtain bids from Subcontractors and from suppliers of materials or equipment fabricated to a special design for the Work from the list previously reviewed and, after analyzing such bids, shall deliver such bids to the Owner and Architect. The Owner shall then determine, with the advice of the Construction Manager and subject to the reasonable objection of the Architect, which bids will be accepted. The Owner may designate specific persons or entities from whom the Construction Manager shall obtain bids; however, if the Guaranteed Maximum Price has been established, the Owner may not prohibit the Construction Manager from obtaining bids from other qualified bidders. The Construction Manager shall not be required to contract with anyone to whom the Construction Manager has reasonable objection.

2.3.2.2 If the Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Construction Manager to the Owner and Architect (1) is recommended to the Owner by the Construction Manager;
(2) is qualified to perform that portion of the Work; (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Construction Manager may require that a change in the Work be issued to adjust the Contract Time and the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Construction Manager and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

2.3.2.3 Subcontracts and agreements with suppliers furnishing materials or equipment fabricated to a special design shall conform to the payment provisions of Subparagraphs 7.1.8 and 7.1.9 and shall not be awarded on the basis of cost plus a fee without the prior consent of the Owner.

(C)1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991

2.3.2.4 The Construction Manager shall schedule and conduct weekly or other regular periodic meetings at which the Owner, Architect, Construction Manager and appropriate Subcontractors can discuss the status of the Work. The Construction Manager shall prepare and promptly distribute meeting minutes.

2.3.2.5 Promptly after the Owner's acceptance of the Guaranteed Maximum Price proposal, the Construction Manager shall prepare a schedule in accordance with Paragraph 3.10 of AIA Document A201, including the Owner's occupancy requirements.

2.3.2.6 The Construction Manager shall provide monthly written reports to the Owner and Architect on the progress of the entire Work. The Construction Manager shall maintain a daily log containing a record of weather, Subcontractors working on the site, number of workers, Work accomplished, problems encountered and other similar relevant data as the Owner may reasonably require. The log shall be available to the Owner and Architect.

See Insert 2.3.2.6

2.3.2.7 The Construction Manager shall develop a system of cost control for the Work, including regular monitoring of actual costs for activities in progress and estimates for uncompleted tasks and proposed changes. The Construction Manager shall identify variances between actual and estimated costs and report the variances to the Owner and Architect at regular intervals.

See Insert 2.3.2.7

See Insert 2.3.2.8

See Insert 2.3.2.9

2.4      PROFESSIONAL SERVICES

The Construction Manger shall not be required to provide professional services which constitute the practice of architecture or engineering, unless such services are specifically required by the Contract Documents for a portion of the Work or unless the Construction Manger has specifically agreed in writing to provide such services. In such event, the Construction Manger shall cause such services to be performed by appropriately licensed professionals.

2.5      UNSAFE MATERIALS

In addition to the provisions of Paragraph 10.1 in AIA Document A201, if reasonable precautions will be inadequate to prevent foreseeable bodily injury or death to persons resulting from a material or substance encountered but not created on the site by the Construction Manager, the Construction Manager shall, upon recognizing the condition, immediately stop Work in the affected area and report the condition to the Owner and Architect in writing. The Owner, Construction Manager and Architect shall then proceed in the same manner described in Subparagraph 10.1.2 of AIA Document A201. The Owner shall be responsible for obtaining the services of a licensed laboratory to verify the presence or absence of the material or substance reported by the Construction Manager and, in the event such material or substance is found to be present, to verify that it has been rendered harmless. Unless otherwise required by the Contract Documents, the Owner shall furnish in writing to the Construction Manager and Architect the names and qualifications of persons or entities who are to perform tests verifying the presence or absence of such material or substance or who are to perform the task of removal or safe containment of such material or substance. The Construction Manager and Architect will promptly reply to the Owner in writing stating whether or not either has reasonable objection to the person or entities proposed by the Owner. If either the Construction Manger or Architect has an objection to a person or entity proposed by the Owner, the Owner shall propose another to whom the Construction Manager and Architect have no reasonable objection.

                                    ARTICLE 3
                           OWNER'S RESPONSIBLILITIES

3.1      INFORMATION AND SERVICES

3.1.1 The Owner shall provide full information in a timely manner regarding the requirements of the Project, including a program which sets forth the Owner's objectives, constraints and criteria, including space requirements and relationships, flexibility and expandability requirements, special equipment and systems, and site requirements.

3.1.2 The Owner, upon written request from the Construction Manager, shall furnish evidence of Project financing prior to the start of the Construction Phase and from time to time thereafter as the Construction Manager may request. Furnishing of such evidence shall be a

(C)1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991
condition precedent to commencement or continuation of the Work.

3.1.3 The Owner shall establish and update an overall budget for the Project, based on consultation with the Construction Manager and Architect, which shall include contingencies for changes in the Work and other costs which are the responsibility of the Owner.

3.1.4    STRUCTURAL AND ENVIRONMENTAL TESTS, SURVEYS AND REPORTS

In the Preconstruction Phase, the Owner shall obtain from the owner of the building to the extent necessary or otherwise obtain and shall furnish the following with reasonable promptness and at the Owner's expense, and the Construction Manager shall be entitled to rely upon the accuracy of any such information, reports, surveys, drawings and tests described in Clauses 3.1.4.1 through 3.1.4.4, except to the extent that the Construction Manager knows of any inaccuracy:

3.1.4.1 Reports, surveys, drawings and tests concerning the conditions of the site which are required by law.

3.1.4.2 Surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All information on the survey shall be referenced to a project benchmark.

3.1.4.3 The services of geotechnical engineers when such services are requested by the Construction Manager. Such services may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion and resistivity test, including necessary operations for anticipating subsoil conditions, with reports and appropriate professional recommendations.

3.1.4.4 Structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and environmental tests, inspections and reports which are required by law.

3.1.4.5 The services of other consultants when such services are reasonably required by the scope of the Project and are requested by the Construction Manager.

3.2      OWNER'S DESIGNATED REPRESENTATIVE

The Owner shall designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner's approval or authorization. This representative shall have the authority to make decisions on behalf of the Owner concerning estimates and schedule construction budgets, and changes in the Work, and shall render such decisions promptly and furnish information expeditiously, so as to avoid unreasonable delay in the service or Work of the Construction Manager.

3.3      ARCHITECT

The Owner shall retain an Architect to provide the Basic Services, including normal structural, mechanical and electrical engineering services, other than cost estimating services, as set forth in the Agreement entered into or to be entered into between the Owner and the Architect. The Owner shall authorize and cause the Architect to provide those Additional Services described in such Owner's Agreement with the Architect requested by the Construction Manager which must necessarily be provided by the Architect for the Preconstruction and Construction Phases of the Work. Such services shall be provided in accordance with time schedules agreed to by the Owner, Architect and Construction Manager. Upon request of the Construction Manager, the Owner shall furnish to the Construction Manager a copy of the Owner's Agreement with the Architect, from which compensation provisions may be deleted.

3.4      LEGAL REQUIREMENTS

The Owner shall determine and advise the Architect and Construction Manager of any special legal requirements relating specifically to the Project which differ from those generally applicable to construction in the jurisdiction of the Project. The Owner shall furnish such legal services as are

(C)1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991
necessary to provide the information and services required under Paragraph 3.1.

(C)1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991

                                    ARTICLE 4
          COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES

The Owner shall compensate and make payments to the Construction Manager for Preconstruction Phase services as follows:

4.1      COMPENSATION

4.1.1 For the services described in Paragraph 2.1 and 2.2 the Construction Manager's compensation shall be calculated as follows: (State basis of compensation, whether a stipulated sum, multiple of Direct Personnel Expense, actual costs, etc. Include a statement of reimbursable cost items as applicable.)

4.1.2 Compensation for Preconstruction Phase services shall be equitably adjusted if such services extend beyond from the date of this Agreement or if the originally contemplated scope of services is significantly modified.

4.1.3 If compensation is based on a multiple of Direct Personnel Expense, Direct Personnel Expense is defined as the direct salaries of the Construction Manager's personnel engaged in the Project and the portion of the cost of their mandatory and customary contributions and benefits related thereto, such as employment taxes and other statutory employee benefits, insurance, sick leave, holidays, vacations, pensions and similar contributions and benefits.

4.2      PAYMENTS

4.2.1 Payments shall be made monthly following presentation of the Construction Manger's invoice and, where applicable, shall be in proportion to services performed.

4.2.2 Payments are due and payable fifteen (15) days from the date the Construction Manager's invoice is received by the Owner. Amounts unpaid after the date on which payment is due shall bear interest at the rate entered below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located. (annual - prime rate of interest of Bank of America N.A.)

(Usury laws and requirements under the Federal Trust in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Construction Manger's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

                                    ARTICLE 5
                  COMPENSATION FOR CONSTRUCTION PHASE SERVICES

The Owner shall compensate the Construction Manager for Construction Phase services as follows:

5.1      COMPENSATION

5.1.1 For the Construction Manager's performance of the Work as described in Paragraph 2.3, the Owner shall pay the Construction Manager in current funds the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Construction Manager's Fee determines as follows:

(State a lump sum, percentage of actual Cost of the Work or other provision for determining the Construction Manager's Fee, and explain how the Construction Manager's Fee is to be adjusted for changes in the Work.)

5.2      GUARANTEED MAXIMUM PRICE

5.2.1 The sum of the Cost of the Work and the Construction Manager's Fee are guaranteed by the Construction Manager not to exceed the amount provided in Amendment No. 1, subject to additions and deductions by changes in the Work as provided in the

(C)1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991

Contract Documents. Such maximum sum as adjusted by approved changes in the Work is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Construction Manager without reimbursement by the Owner.

(Insert specific provisions if the Construction Manager is to participate in any savings.)

See Insert 5.2.2

5.3      CHANGES IN THE WORK

5.3.1 Adjustments to the Guaranteed Maximum Price on account of changes in the Work subsequent to the execution of Amendment No. 1 may be determined by any of the methods listed in Subparagraph 7.3.3 of AIA Document A201.

5.3.2 In calculating adjustments to subcontracts (except those awarded with the Owner's prior consent on the basis of cost plus a fee), the terms "cost" and "fee" as used in Clause 7.3.3.3 of AIA Document A201 and the terms "costs" and "a reasonable allowance for overhead and profit" as used in Subparagraph 7.3.6 of AIA Document A201 shall have the meanings assigned to them in that document and shall not be modified by this Article 5. Adjustments to subcontracts awarded with the Owner's prior consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts.

5.3.3 In calculating adjustments to the Contract, the terms "cost" and "costs" as used in the above-referenced provisions of AIA Document A201 shall mean the Cost of the Work as defined in Article 6 of this Agreement and the terms "and a reasonable allowance for overhead and profit" shall mean the Construction Manager's Fee as defined in Subparagraph 5.1.1 of this Agreement.

5.3.4 If no specific provisions is made in Subparagraph 5.1.1 for adjustment of the Construction Manager's Fee in the case of changes in the Work, or if the extent of such changes is such, in the aggregate, that application of the adjustment provisions of Subparagraph 5.1.1 will cause substantial inequity to the Owner or Construction Manager, the Construction Manager's Fee shall be equitably adjusted on the basis of the fee established for the original Work.

See Insert 5.4

                                    ARTICLE 6
                   COST OF THE WORK FOR THE CONSTRUCTION PHASE

6.1      COSTS TO BE REIMBURSED

6.1.1 The term "Cost of the Work" shall mean costs necessarily incurred by the Construction Manager in the proper performance of the Work. Such costs shall be at rates not higher than those customarily paid at the place of the Project except with prior consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 6.

6.1.2    LABOR COSTS

         .1 Wages of construction workers directly employed by the Construction Manager to perform the construction of the Work at the site or, with the Owner's agreement, at off-site workshops.

         .2 Wages or salaries of the Construction Manager's supervisory and administrative personnel when stationed at the site with the Owner's agreement, but only as set forth in the General Conditions costs approved by Owner. (If it is intended that the wages or salaries of certain personnel stationed at the Construction Manager's principal office or offices other than the site office shall be included in the Cost of the Work, such personnel shall be identified below.)

(C)1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991

         .3 Wages and salaries of the Construction Manager's supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work.

         .4 Costs paid or incurred by the Construction Manager for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements, and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided that such costs are based on wages and salaries included in the Cost of the Work under Clauses
                  6.1.2.1 through 6.1.2.3, but only as set forth in the General Conditions costs approved by Owner.

6.1.3    SUBCONTRACT COSTS

Payments made by the Construction Manager to Subcontractors in accordance with the requirements of the subcontracts.

6.1.4    COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMLETED
         CONSTRUCTION

         .1 Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

         .2 Costs of materials described in the preceding Clause 6.1.4.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner's option, shall be sold by the Construction Manager; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

6.1.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

         .1 Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Construction Manager at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Construction Manager. Cost for items previously used by the Construction Manager shall mean fair market value.

         .2 Rental charges for temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Construction Manager at the site, whether rented from the Construction Manager or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner's prior approval.

         .3       Costs of removal of debris from the site.

         .4 Reproduction costs, costs of telegrams, facsimile transmissions and long-distance telephone calls, postage and express delivery charges, telephone service at the site and reasonable petty cash expenses of the site office.

         .5 That portion of the reasonable travel and subsistence expenses of the Construction Manager's personnel incurred while traveling in discharge of duties connected with the Work.

6.1.6    MISCELLANEOUS COSTS

(C)1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991

         .1 That portion directly attributable to this Contract of premiums for insurance and bonds. (If charges for self insurance are to be included, specify the basis of reimbursement.)

         .2 Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Construction Manager is liable.

         .3 Fees and assessments for the building permit and for other permits, licenses and inspections for which the Construction Manager is required by the Contract Documents to pay.

         .4 Fees of testing laboratories for tests required by the Contract Documents, except those related to nonconforming Work other than that for which payment is permitted by Clause 6.1.8.2.

         .5 Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent or other intellectual property rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Construction Manager resulting from such suits or claims and payments of settlements made with the Owner's consent; provided, however, that such costs of legal defenses, judgments and settlements shall not be included in the calculation of the Construction Manager's Fee or the Guaranteed Maximum Price and provided that such royalties, fees and costs are not excluded by the last sentence of Subparagraph 3.17.1 of AIA Document A201 or other provisions of the Contract Documents.

         .6 Data processing costs related to the Work are excluded from the Cost of the Work and from the Guaranteed Maximum Price, except for project management software expense and for rental or purchase of computer equipment located at the Project site. The Construction Manager shall pay all costs of data processing related to the work, except for such computer rental or purchase.

         .7 Deposits lost for causes other than the Construction Manager's negligence or failure to fulfill a specific responsibility to the Owner set forth in this Agreement.

         .8 Legal, mediation and arbitration costs, other than those arising from disputes between the Owner and Construction Manager, reasonably incurred by the Construction Manager in the performance of the Work and with the Owner's written permission, which permission shall not be unreasonably withheld.

         .9 Expenses incurred in accordance with the Construction Manager's standard personnel policy for relocation and temporary living allowances of personnel required for the Work, in case it is necessary to relocate such personnel from distant locations, to the extent approved in advance by Owner.

6.1.7    OTHER COSTS

         .1 Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

6.1.8    EMERGENCIES AND REPAIRS TO DAMAGED OR NONCONFORMING WORK

The Cost of the Work shall also include costs described in Subparagraph 6.1.1 which are incurred by the Construction Manager:

         .1 In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Paragraph 10.3 of AIA Document A201.

(C)1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991

         .2 In repairing or correcting damaged or nonconforming Work executed by the Construction Manager or the Construction Manager's Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by the negligence or failure to fulfill a specific responsibility to the Owner set forth in this Agreement of the Construction Manager or the Construction Manager's foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Construction Manager, or the failure of the Construction Manager's personnel to supervise adequately the Work of the Subcontractors or suppliers, and only to the extent that the cost of repair or correction is not recoverable by the Construction Manager from insurance, Subcontractors or suppliers.

6.1.9 The costs described in Subparagraphs 6.1.1 through 6.1.8 shall be included in the Cost of the Work notwithstanding any provision of AIA Document A201 or other Conditions of the Contract which may require the Construction Manager to pay such costs unless such costs are excluded by the provisions of Paragraph 6.2.

6.2      COSTS NOT TO BE REIMBURSED

6.2.1    The Cost of the Work shall not include:

         .1 Salaries and other compensation of the Construction Manger's personnel stationed at the Construction Manager's principal office or offices other than the site office, except as specifically provided in Clauses 6.1.2.2 and 6.1.2.3.

         .2 Expenses of the Construction Manager's principal office and offices other than the site office except as specifically provided in Paragraph 6.1.

         .3 Overhead and general expenses, except as may be expressly included in Paragraph 6.1.

         .4 The Construction Manager's capital expenses, including interest on the Construction Manager's capital employed for the Work.

         .5 Rental costs of machinery and equipment, except as specifically provided in Subparagraph 6.1.5.2.

         .6 Except as provided in Clause 6.1.8.2, costs due to the negligence of the Construction Manager or to the failure of the Construction Manager to fulfill a specific responsibility to the Owner set forth in this Agreement.

         .7       Costs incurred in the performance of Preconstruction Phase
                  Services.

         .8 Except as provided in Clause 6.1.7.1, any cost not specifically and expressly described in Paragraph 6.1.

         .9 Costs which would cause the Guaranteed Maximum Price to be exceeded.

6.3      DISCOUNTS, REBATES AND REFUNDS

6.3.1 Cash discounts obtained on payments made by the Construction Manager shall accrue to the Owner if (1) before making the payment, the Construction Manager included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the Construction Manager with which to make payments; otherwise, cash discounts shall accrue to the Construction Manager. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Construction Manager shall make provisions so they can be secured.

6.3.2 Amounts which accrue to the Owner in accordance with the provisions of Subparagraph 6.3.1 shall be credited to the Owner as a deduction from the Cost of the Work.

(C)1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991

6.4      ACCOUNTING RECORDS

6.4.1 The Construction Manager shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner's accountants shall be afforded access to the Construction Manager's records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Project, and the Construction Manager shall preserve these for a period of three years after final payment, or for such longer period as may be required by law.

         See Insert 6.4.2

                                    ARTICLE 7
                               CONSTRUCTION PHASE

7.1      PROGRESS PAYMENTS

7.1.1 Based upon Applications for Payment submitted to the Architect by the Construction Manager and Certificates for Payment issued by the Architect, the Owner shall make progress payments on account of the Contract Sum to the Construction Manager as provided below and elsewhere in the Contract Documents.

7.1.2 The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows

On or before the twenty-fifth (25th) day of the month immediately preceding a month in which the Construction Manager will submit an Application for Payment, the Owner, the Architect, and the Construction Manager shall meet to review a preliminary draft of such Application for Payment (a "Pencil Draw") prepared by the Construction Manager. The Construction Manager shall (a) revise the Pencil Draw in accordance with any objection or recommendation of either Owner or the Architect that is consistent with the requirements of the Contract Documents, and (b) re-submit the revised Pencil Draw to the Owner and the Architect as the Application for Payment due on the first (1st) day of the month immediately after the month in which the Pencil Draw was first submitted.

7.1.3 Provided an Application for Payment is received by the Architect not later than the twenty-fifth (25th) day of a month, the Owner shall make payment to the Construction Manager not later than the tenth (10th) day of the following month. If an Application for Payment is received by the Architect after the application date fixed above, payment shall be made by the Owner not later than ten (10) business days after the Architect receives the Application for Payment.

7.1.4 With each Application for Payment, the Construction Manager shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached, and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Construction Manager on account of the Cost of the Work equal or exceed (1) progress payments already received by the Construction Manager; less (2) that portion of those payments attributable to the Construction Manager's Fee; plus (3) payrolls for the period covered by the present Application for Payment.

7.1.5 Each Application for Payment shall be based upon the most recent schedule of values submitted by the Construction Manager in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Construction Manager's Fee shall be shown as a single separate item. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Architect may require. This schedule, unless objected to by the Architect, shall be used as a basis for reviewing the Construction Manager's Applications for Payment. The Construction Manager shall submit to Owner each Application for Payment in a format showing in reasonable detail all monies paid out, costs accumulated or costs incurred on account of the Cost of the Work during the previous

(C)1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991
month, and the amount of the Construction Manager's Fee based on the payment schedule specified in Section 5.1.1. Reasonably complete documentation of Costs incurred shall be submitted with each Application for Payment to generally include, but not be limited to, subcontractor and material supplier invoices and payroll vouchers for employees of Construction Manager.

7.1.6 Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Construction Manager on account of that portion of the Work for which the Construction Manager has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

7.1.7 Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

         .1 Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work amounts not in dispute may be included as provided in Subparagraph 7.3.7 of AIA Document A201, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

         .2 Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

         .3 Add the Construction Manager's Fee, less retainage of percent (%). The Construction Manager's Fee shall be computed upon the Cost of the Work described in the two preceding Clauses at the rate stated in Subparagraph 5.1.1 or, if the Construction Manager's Fee is stated as a fixed sum in that Subparagraph, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Clauses bears to a reasonable estimate of the probable Cost of the Work upon its completion.

         .4       Subtract the aggregate of previous payments made by the Owner.

         .5 Subtract the shortfall, if any, indicated by the Construction Manager in the documentation required by Subparagraph 7.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner's accountants in such documentation.

         .6 Subtract amounts, if any, for which the Architect has withheld or nullified a Certificate for Payment as provided in Paragraph 9.5 of AIA Document A201.

         See Insert 7.1.7.7

7.1.8 Except with the Owner's prior approval, payments to Subcontractors shall be subject to retention of not less than ten percent (10%). Insert 7.1.8 The Owner and the Construction Manager shall agree upon a mutually acceptable procedure for review and approval of payments and retention for subcontracts.

7.1.9 Except with the Owner's prior approval, the Construction Manager shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site.

7.1.10 In taking action on the Construction Manager's Applications for Payment , the Architect shall be entitled to rely on the accuracy and completeness of the information furnished by the Construction Manager and shall not be deemed to represent that

(C)1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991
the Architect has made a detailed examination, audit or arithmetic verification of the documentation submitted in accordance with Subparagraph 7.1.4 or other supporting data; that the Architect has made exhaustive or continuous on-site inspections or that the Architect has made examinations to ascertain how or for what purposes the Construction Manager has used amounts previously paid on account of the Contract. Such examinations, audits and verifications, if required by the Owner, will be performed by the Owner's accountants acting in the sole interest of the Owner.

See Insert 7.1.11

7.2      FINAL PAYMENT

7.2.1 Final payment shall be made by the Owner to the Construction Manager when (1) the Contract has been fully performed by the Construction Manager except for the Construction Manager's responsibility to correct nonconforming Work, as provided in Subparagraph 12.2.2 of AIA Document A201, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment and a final accounting for the Cost of the Work have been submitted by the Construction Manager and reviewed by the Owner's accountants; and (3) a final Certificate for Payment has then been issued by the Architect; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect's final Certificate for Payment, or as follows:

See Insert 7.2.1

7.2.2    The amount of the final payment shall be calculated as follows:

         .1 Take the sum of the Cost of the Work substantiated by the Construction Manager's final accounting and the Construction Manager's Fee; but not more than the Guaranteed Maximum Price.

         .2 Subtract amounts, if any, for which the Architect withholds, in whole or in part, a final Certificate for Payment as provided in Subparagraph 9.5.1 of AIA Document A201 or other provisions of the Contract Documents.

         .3       Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Construction Manager, the Construction Manager shall reimburse the difference to the Owner.

7.2.3 The Owner's accountants will review and report in writing on the Construction Manager's final accounting within 30 days after delivery of the final accounting to the Architect by the Construction Manager. Based upon such Cost of the Work as the Owner's accountants report to be substantiated by the Construction Manager's final accounting, and provided the other conditions of Subparagraph 7.2.1 have been met, the Architect will, within seven days after receipt of the written report of the Owner's accountants, either issue to the Owner a final Certificate for Payment with a copy to the Construction Manager, or notify the Construction Manager and Owner in writing of the Architect's reasons for withholding a certificate as provided in Subparagraph 9.5.1 of AIA Document A201. The time periods stated in this Paragraph 7.2 supersede those stated in Subparagraph 9.4.1 of AIA Document A201.

7.2.4 If the Owner's accountants report the Cost of the Work as substantiated by the Construction Manager's final accounting to be less than claimed by the Construction Manager, the Construction Manager shall be entitled to proceed in accordance with Article 9 without a further decision of the Architect. Unless agreed to otherwise, a demand for mediation or arbitration of the disputed amount shall be made by the Construction Manager within 60 days after the Construction Manager's receipt of a copy of the Architect's final Certificate for Payment. Failure to make such demand within this 60-day period shall result in the substantiated amount reported by the Owner's accountants becoming binding on the Construction Manager. Pending a final resolution of the disputed amount, the Owner shall pay the Construction Manager the amount certified in the Architect's final Certificate for Payment.

(C)1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991

7.2.5 If, subsequent to final payment and at the Owner's request, the Construction Manager incurs costs described in Paragraph 6.1 and not excluded by Paragraph 6.2 (1) to correct nonconforming Work, or (2) arising from the resolution of disputes, the Owner shall reimburse the Construction Manager such costs and the Construction Manager's Fee, if any, related thereto on the same basis as if such costs had been incurred prior to final payment, but not in excess of the Guaranteed Maximum Price. If the Construction Manager has participated in savings, the amount of such savings shall be recalculated and appropriate credit given to the Owner in determining the net amount to be paid by the Owner to the Construction Manager.

                                    ARTICLE 8
                               INSURANCE AND BONDS

8.1      INSURANCE REQUIRED OF THE CONSTRUCTION MANAGER

During both phases of the Project, the Construction Manager shall purchase and maintain insurance as set forth in Paragraph 11.1 of AIA Document A201. Such insurance shall be written for not less than the following limits, or greater if required by law:

8.1.1 Workers' Compensation and Employers' Liability meeting statutory limits mandated by State and Federal laws. If (1) limits in excess of those required by statute are to be provided or (2) the employer is not statutorily bound to obtain such insurance coverage or (3) additional coverages are required, additional coverages and limits for such insurance shall be as follows:

8.1.2    Commercial General Liability including coverage for
Premises-Operations, Independent Contractors' Protective, Products-Completed Operations, Contractual Liability, Personal Injury, and Broad Form Property Damage (including coverage for Explosion, Collapse and Underground hazards)

$1,000,000                  Each Occurrence
$2,000,000                General Aggregate
$1,000,000                     Personal and
                         Advertising Injury
$2,000,000               Products-Completed
                       Operations Aggregate

         .1 The policy shall be endorsed to have the General Aggregate apply to this Project only.

         .2 Products and Completed Operations insurance shall be maintained for a minimum period of at least 1 year(s) after either 90 days following Substantial Completion or final payment, whichever is earlier.

         .3 The Contractual Liability insurance shall include coverage sufficient to meet the obligations in AIA Document A201 under Paragraph 3.18.

8.1.3 Automobile Liability (owned, non-owned and hired vehicles) for bodily injury and property damage:

                                                        $1,000,000 Each Accident

8.1.4    Other coverage:

(If Umbrella Excess Liability is required over the primary insurance or retention, insert the coverage limits. Commercial General Liability and Automobile Liability limits may be attained by individual policies or by a combination of primary policies and Umbrella and/or Excess Liability policies.)

Umbrella Coverage: $25,000,000; also, See Insert 8.1.5

8.2      INSURANCE REQUIRED OF THE OWNER

(C)1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991

During both phases of the Project, the Owner shall purchase and maintain liability and property insurance, including waivers of subrogation, as set forth in Paragraphs 11.2 and 11.3 of AIA Document A201. Such insurance shall be written for not less than the following limits, or greater if required by law:

8.2.1    Property Insurance:

                                   $  1,000            Deductible Per Occurrence
                                   --------
                                   $ 10,000                 Aggregate Deductible
                                   --------

8.2.2    Boiler and Machinery insurance with a limit of:              $1,000,000
                                                                      ----------

(If not a blanket policy, list the objects to be insured.)

8.3      PERFORMANCE BOND AND PAYMENT BOND

8.3.1 The Construction Manager (Insert "shall" or "shall not") furnish bonds covering faithful performance of the Contract and payment of obligations arising thereunder. Bonds may be obtained through the Construction Manager's usual source and the cost thereof shall be included in the Cost of the Work. The amount of each bond shall be equal to percent () of the Contract Sum. Requirements to be determined at the time Owner accepts the Guaranteed Maximum Price.

8.3.2 The Construction Manager shall deliver the required bonds to the Owner at least three days before the commencement of any Work at the Project site.

                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

9.1      DISPUTE RESOLUTION FOR THE PRECONSTRUCTION PHASE

9.1.1 Claims, disputes or other matters in question between the parties to this Agreement which arise prior to the commencement of the Construction Phase or which relate solely to the Preconstruction Phase services of the Construction Manager or to the Owner's obligations to the Construction Manager during the Preconstruction Phase, shall be resolved in accordance with Article 4 of the General Conditions in the form attached as marked AIA Document A201 by mediation or by arbitration.

(C) 1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991

9.2      DISPUTE RESOLUTION FOR THE CONSTRUCTION PHASE

9.3      OTHER PROVISIONS

9.3.1 Unless otherwise noted, the terms used in this Agreement shall have the same meaning as those in the 1987 1997 Edition of AIA Document A201, General Condition of the Contract for Construction.

9.3.2    EXTENT OF CONTRACT

This Contract, which includes this Agreement and the other documents incorporated herein by reference, represents the entire and integrated agreement between the Owner and Construction Manager and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both the Owner and Construction Manager. If anything in any document incorporated into this Agreement is inconsistent with this Agreement, this Agreement shall govern.

9.3.3    OWNERSHIP AND USE OF DOCUMENTS

The Drawings, Specifications and other documents prepared by the Architect, and copies thereof furnished to the Construction Manager, are for use solely with respect to this Project. They are not to be used by the Construction Manager, Subcontractors, Sub-subcontractors or suppliers on other projects, or for additions to this Project outside the scope of the Work, without the specific written consent of the Owner and Architect. The Construction Manager, Subcontractors, Sub-subcontractors and suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect appropriate to and for use in the execution of their Work under the Contract Documents.

9.3.4    GOVERNING LAW

The Contract shall be governed by the law of the place where the Project is located.

9.3.5    ASSIGNMENT

The Owner and Construction Manager respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

                                   ARTICLE 10
                            TERMINATION OR SUSPENSION

(C) 1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991

10.1     TERMINATION PRIOR TO ESTABLISHING GUARANTEED MAXIMUM PRICE

10.1.1 Prior to execution by both parties of Amendment No. 1 establishing the Guaranteed Maximum Price, the Owner may terminate this Contract at any time without cause, and the Construction Manager may terminate this Contract for any of the reasons described in Subparagraph 14.1.1 of AIA Document A201.

10.1.2 If the Owner or Construction Manager terminates this Contract pursuant to this Paragraph 10.1 prior to commencement of the Construction Phase, the Construction Manager shall be equitably compensated for Preconstruction Phase services performed prior to receipt of notice of termination; provided, however, that the compensation for such services shall not exceed the compensation set forth in Subparagraph 4.1.1.

10.1.3 If the Owner or Construction Manager terminates this Contract pursuant to this Paragraph 10.1 after commencement of the Construction Phase, the Construction Manager shall, in addition to the compensation provided in Subparagraph 10.1.2, be paid an amount calculated as follows:

         .1       Take the Cost of the Work incurred by the Construction
                  Manager.

         .2 Add the Construction Manager's Fee computed upon the Cost of the Work to the date of termination at the rate stated in Paragraph 5.1 or, if the Construction Manager's Fee is stated as a fixed sum in that Paragraph, an amount which bears the same ratio to that fixed-sum Fee as the Cost of Work at the time of termination bears to a reasonable estimate of the probable Cost of the Work upon its completion.

         .3 Subtract the aggregate of previous payments made by the Owner on account of the Construction Phase.

The Owner shall also pay the Construction Manager fair compensation, either by purchase or rental at the election of the Owner, for any equipment owned by the Construction Manager which the Owner elects to retain and which is not otherwise included in the Cost of the work under Clause 10.1.3.1. To the extent that the Owner elects to take legal assignment of subcontracts and purchase orders (including rental agreements), the Construction Manager shall, as a condition of receiving the payments referred to in this Article 10, execute and deliver all such papers and take all such steps, including the legal assignment of such subcontracts and other contractual rights of the Construction Manager, as the Owner may require for the purpose of fully vesting in the Owner the rights and benefits of the Construction Manager under such subcontracts or purchase orders.

Subcontracts, purchase orders and rental agreements entered into by the Construction Manager with the Owner's written approval prior to the execution of Amendment No. 1 shall contain provisions permitting assignment to the Owner described above. If the Owner accepts such assignment, the Owner shall reimburse or indemnify the Construction Manager with respect to all costs arising under the subcontract, purchase order or rental agreement except those which would not have been reimbursable as Cost of the Work if the contract had not been terminated. If the Owner elects not to accept the assignment of any subcontract, purchase order or rental agreement which would have constituted a Cost of the Work had this agreement not been terminated, the Construction Manager shall terminate such subcontract, purchase order or rental agreement and the Owner shall pay the Construction Manager the costs necessarily incurred by the Construction Manager by reason of such termination.

10.2     TERMINATION SUBSEQUENT TO ESTABLISHING GUARANTEED MAXIMUM PRICE

Subsequent to execution by both parties of Amendment No. 1, the Contract may be terminated as provided in Article 14 of AIA Document A201.

10.2.1 In the event of such termination by the Owner, the amount payable to the Construction Manager pursuant to Subparagraph 14.1.2 of AIA Document A201 shall not exceed the amount the Construction Manager would have been entitled to receive pursuant to Subparagraphs 10.1.2 and 10.1.3 of this Agreement.

10.2.2 In the event of such termination by the Construction Manager, the amount to be paid to the Construction Manager under Subparagraph 14.1.2 of AIA Document A201 shall not exceed the amount the

(C) 1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991

Construction Manager would be entitled to receive under Subparagraphs 10.1.2 or
10.2.3 above.

10.3     SUSPENSION

The Work may be suspended by the Owner as provided in Article 14 of AIA Document A201; in such case, the Guaranteed Maximum Price, if established, shall be increased as provided in Subparagraph 14.3.2 of AIA Document A201 except that the term "profit" shall be understood to mean the Construction Manager's Fee as described in Subparagraphs 5.1.1 and 5.3.4 of this Agreement.

                                   ARTICLE 11
                          OTHER CONDITIONS AND SERVICES

This Agreement entered into as of the day and year first written above.

OWNER                                         CONSTRUCTION MANAGER

By:                                           By:
                  /s/                                           /s/
      -------------------------------------         ---------------------------
       ADVANCIS PHARMACEUTICAL CORPORATION          BARCLAY WHITE SKANSKA, INC.

Date                                          Date
              July 24, 2002                                   8/7/02

Attest                                        Attest
                  /s/                                          /s/
      ------------------------------------          ----------------------------



(C) 1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991

                          AMENDMENT NO. 1 TO AGREEMENT
                     BETWEEN OWNER AND CONSTRUCTION MANAGER

Pursuant to Paragraph 2.2 of the Agreement dated between (Owner) and (Construction Manager), for (the Project), the Owner and Construction Manager establish a Guaranteed Maximum Price and Contract Time for the Work as set forth below.

                                    ARTICLE I
                            GUARANTEED MAXIMUM PRICE

The Construction Manager's Guaranteed Maximum Price for the Work, including the estimated Cost of the Work as defined in Article 6 and the Construction Manager's Fee as Defined in Article 5, is Dollars ($)

This Price is for the performance of the Work in accordance with the Contract Documents listed and attached to this Amendment and marked Exhibits A through F, as follows:

Exhibit A         Drawings, Specifications, addenda and General, Supplementary and other Conditions of the Contract on which the Guaranteed
                  Maximum Price is based, pages through dated

Exhibit B         Allowance items, pages through dated

Exhibit C         Assumptions and clarifications made in preparing the
                  Guaranteed Maximum Price, pages through, dated

Exhibit D         Completion schedule, pages through, dated

Exhibit E                  Alternative prices, pages through, dated

Exhibit F                  Unit prices, pages through, dated

                                   ARTICLE II
                                  CONTRACT TIME

The date of Substantial Completion established by this Amendment is:

(C) 1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991

OWNER                                    CONSTRUCTION MANAGER

By:      ______________________________  By:      ______________________________

Date     ______________________________  Date     ______________________________

Attest   ______________________________  Attest   ______________________________


(C) 1991 - THE AMERICAN INSTITUTE OF ARCHITECTS, 1735 NEW YORK AVENUE, N.W., WASHINGTON, D.C. 20006-5292. AIA DOCUMENT AIA121/CMC AND AGC DOCUMENT 565 - OWNER-CONSTRUCTION MANAGER AGREEMENT - 1991 EDITION - AIA(R)- AGC -(C)1991 - THE ASSOCIATED GENERAL CONTRACTORS OF AMERICA, 1957 E STREET, N.W., WASHINGTON, D.C., 20006-5209. WARNING: Unlicensed photocopying violates U.S. Copyright laws and is subject to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. expiration as noted below. User document: advancis form a121 version 2.aia - 7/11/2002. AIA License Number 1013483, which expires on 2/28/2003.

                                                 Electronic Format A121/CMc-1991

                                     INSERTS
                       ADVANCIS PHARMACEUTICAL CORPORATION
                         CONSTRUCTION MANAGER AGREEMENT
                             AND GENERAL CONDITIONS

INSERTS FOR CONSTRUCTION MANAGER AGREEMENT A121

         INSERT 1.1       The Construction Manager shall complete the Work in
accordance with the final Drawings and Specifications (to be specified in accordance with Paragraph 2.2.1 and Paragraph 2.2.9 and to be consistent with the preliminary plans listed on Exhibit A), within the approved Project time scheduled (to be specified in accordance with Paragraph 2.1.3 and Paragraph
2.3.2.5 and which shall be consistent with the schedule attached as Exhibit B), for the Guaranteed Maximum Price (to be specified in Paragraph 2.2.8 and which shall be consistent with the budget approved by the parties attached as Exhibit
C), and in accordance with all governmental requirements.

         Construction Manager confirms that the work provided in this Agreement constitutes all of the construction work, for which the Construction Manager is responsible, necessary for completion of the Project.

         The following individuals of the Construction Manager shall be the persons responsible for the Project:

         Project Executive: Gary E. Orton
         Project Manager: Arland Knipe

         Notwithstanding the foregoing, Dave Miller shall at all times be the principal-in-charge of the Project and shall have prime responsibility for the performance of the Agreement and if Dave Miller is no longer the principal-in-charge of the Project, Owner shall have the right to terminate the Agreement without cause and for convenience pursuant to Paragraph 10.1.1 of the Agreement (without regard to whether the Guaranteed Maximum Price has been established) and Paragraph 14.2 of the General Conditions of the Contract for Construction if construction has commenced.

         INSERT 2.1.10 REVIEW OF CONTRACT DOCUMENTS

         The Construction Manager shall review the Drawings and Specifications and other Contract Documents during preparation and recommend alternative solutions whenever design details affect construction feasibility or schedule, without, however, assuming any of the Architect's customary responsibilities.

         The Construction Manager shall make recommendations to the Owner and the Architect regarding the division of Work in the Drawings and Specifications to assure provisions for proper bidding and awarding of subcontracts allowing for phased construction and taking into consideration such factors as time of performance, availability of labor, trade jurisdictions, and provisions for temporary facilities. The Construction Manager also shall review plans and specifications with the Architect to eliminate area of conflict and overlapping in the Work of the subcontractors, assemble all necessary bid information, forms, and subcontractor documents in consultations with the Owner, and prepare pre-qualification criteria for bidders.

         INSERT 2.3.2.6 The Construction Manager shall provide the Owner with a record set of progress print photographs taken monthly of the progress of the Work organized in a notebook so as to provide a reasonable record of such progress.

         INSERT ADDITION TO 2.3.2.7 The Construction Manager shall check all materials, equipment, and labor entering the Work. The Construction Manager will provide with each monthly draw copies of all bills which the requested disbursement covers, will provide at the time of execution copies of all subcontracts, and will provide promptly following request by Owner copies of all other documents relating to the cost of the Work.

         INSERT 2.3.2.8 The Construction Manager shall identify promptly for the Owner potential variances between scheduled and probable completion dates and the effect these variances will have on the scheduled final completion date and recommend how to make adjustments in the progress of the Work to meet the approved completion date.

         INSERT 2.3.2.9   The Construction Manger shall determine the adequacy
of the work of all subcontractors and recommend a course of action to the Owner and the Architect if a subcontractor is not meeting the requirements of a subcontract.

         INSERT 5.2.2     In preparation for issuing a Guaranteed Maximum Price,
the Construction Manager at such time as the Drawings and Specifications are fifty percent (50%) complete, will prepare a cost estimate for the Cost of the Work, followed at the time that the Drawings and Specifications are seventy (70%) complete, a cost estimate with a contingency not greater than five percent (5%) of the Cost of the Work.

         If the Construction Manager completes the project in accordance with or ahead of the approved schedule, the Construction Manager can earn an incentive payment from the unspent portion of the contingency, upon completion of and payment for the Project, for savings from the portion of the Construction Manager's Guaranteed Maximum Price representing construction cost (i.e. costs of construction excluding increases or decreases in the amounts specified in the Construction Manager's Guaranteed Maximum Price for allowances, professional fees, payment and performance bonds, and each other item not a part of the material and materialmen costs for the construction of the Project) for work under the control of the Owner and Construction Manager. Owner shall receive all savings under the Guaranteed Maximum Price amount for addition to the contingency amount. Owner and Construction Manager will share savings and any unused amount of the contingency in a proportion established at such time as Owner accepts the Guaranteed Maximum Price. The amount of the incentive payment, the contingency amount and the savings amount shall be established at the time the Guaranteed Maximum Price is accepted by the Owner.

         INSERT 5.4       CHANGE ORDER PROCEDURES

         5.4.1 The Construction Manager shall first submit a change request for all Owner-initiated changes, concealed conditions, regulatory changes, and insurance claims to Owner for review and approval with at copy submitted concurrently to the Architect. In the same manner, the Construction Manager also shall submit a change request for all additions and deletions to the scope of the Work which affect the Guaranteed Maximum Price.

         5.4.2 All change requests shall include a complete time and material breakdown of all costs and any pertinent back-up, including material invoices, time sheets, and similar items.

         5.4.3 The Construction Manager's Fee as to change order items will be limited to three and 25/100 percent (3.25%) of the total net increase in change orders (such percentage calculated on the change order amounts excluding the markup set forth in Section 5.4.4), plus, but only when justified by an actual increase, general conditions items. For deductive changes, the Owner will receive a credit of three and 25/100 (3.25%) on the Construction Manager's Fee. Neither the Construction Manager nor any subcontractor shall be entitled to any mark-up on any repair or correction of damaged or non-conforming Work.

         5.4.4 Subcontractor and material supplier mark-up including general supervision, miscellaneous materials, small tools, overhead, and profit shall be limited to 15% first tier subcontractor and 20% aggregate including first tier mark-up.

         5.4.5 Once the change request has been reviewed and approved by the Architect and Owner, the request shall be deemed, as applicable, an agreement to adjust the Guaranteed Maximum Price, and if applicable, the approved schedule.

         INSERT 6.4.2      The Owner shall have the right to audit the records
of the Construction Manager to verify the cost of the Project and accuracy of other amounts paid or to be paid by Owner to Construction Manager. If an audit at the completion of the Work shall disclose an error in excess of two percent (2%) of the aggregate amounts paid, the Construction Manager shall pay the reasonable cost of the audit. To the extent that the parties agree on payment of fixed general conditions costs in a state amount each month, the Owner will not require an audit of such general construction amounts until the completion of the Work.

         INSERT 7.1.7.7    If the Construction Manager neglects or refuses
generally to pay bills for work and materials promptly after receipt of payment form the Owner when such bills become due or as provided in this Agreement, the Owner may pay such bills directly to the appropriate persons or firms and credit the amounts, plus a handling charge of $200 against amounts due to the Construction Manager.

         INSERT 7.1.8      ,as to each subcontract until completion of fifty
percent (50%) of the Work under the applicable subcontract, and then, with the approval of the Construction Manager, no additional retention for subsequent payment, so that at least five percent (5%) of the total amount of the applicable subcontract is retained up to the time of the final payment of such subcontractor. At any time that a Subcontractor or supplier has completely finished its work or delivered its materials, upon receipt of a final invoice and final lien waiver, excluding only unpaid amounts, such as retainage, still remaining due, and a certificate by the Construction Manager or the Architect, subject to the discretion of the Owner if the Owner specifies a reason for continued withholding of payment, shall release all retainage held with respect to such subcontractor or supplier.

         INSERT 7.1.11     If any subcontractor, materialman, supplier, or
mechanic of the Construction Manager files any bond claims or mechanic lien claims (or intends to file any such claim), or the Construction Manager or the Owner determines that the Construction Manager has failed to pay its subcontractors from sums advanced by the Owner, the Owner may make payments by joint check payable to the claimant and the Construction Manager jointly, and charge the payments so made against the Construction Manager and the Guaranteed Maximum Price, without prejudice to any payment bond. If the Owner uses the foregoing joint check procedure, payment in such manner shall satisfy Owner's obligation of payment for such amounts to the Construction Manager and for the relevant Work performed.

         Owner may withhold from any payment otherwise due a sum of money reasonably sufficient to protect Owner from the conditions listed below. When the Construction Manager cures such conditions, the Owner shall pay the withheld funds to the Construction Manager as part of the next monthly pay request. Such conditions are as follows:

         1.       Any of the following events has occurred:

                  (a) The Construction Manger is negligent in prosecuting the Work to completion in an efficient, timely, workmanlike, skillful and careful manner;

                  (b) The Construction Manager reassigns the Construction Manager's project executive or project manager without approval of the Owner; or

                  (c) The Construction Manager fails to perform its obligations pursuant to any provision of Section 3 (A121);

         2. Any part of such payment is attributable to Work which is defective or not performed in accordance with this Agreement, although the Owner shall pay for such part of the requested payment attributable to Work performed in accordance with the Construction Documents and is not defective;

         3. The Construction Manager has failed to make payments to the Construction Manager's subcontractors or for material or labor used in the Work for which the Owner has made payment to the Construction Manager; or

         4. If the Owner, in its good faith judgment, determines that the portion of the Guaranteed Maximum Price then remaining unpaid will not be sufficient to complete the Work in accordance with this Agreement, then no additional payments will be due to the Construction Manger unless and until the Construction Manager, at the Construction Manager's cost, performs a sufficient portion of the Work so that such portion of the Guaranteed Maximum Price then remaining unpaid is determined by the Owner to be sufficient as determined by the Owner to so complete the Work.

         INSERT ADDITION TO 7.2.1 Final payment constituting the unpaid balance of the Cost of the Work and the Construction Manager's Fee shall be due and payable when the building is delivered to the Owner, ready for occupancy, or when the Owner occupies the building, whichever first occurs, provided that the Work be then substantially completed and this Agreement substantially performed. If there should remain minor items to be completed, the Construction

Manager and Architect shall list such items and the Construction Manager shall deliver, in writing, its unconditional promise to complete such items within a reasonable time thereafter. The Owner may retain a sum equal to 150% of the estimated cost of completing any unfinished items, provided that such unfinished items are listed separately and the estimated cost of completing any unfinished items is likewise listed separately. Thereafter, Owner shall pay to Construction Manager, monthly, the amount retained for incomplete items as each of said items is completed.

         INSERT 8.1.5      The Construction Manager shall require each
subcontractor to agree to indemnify and hold harmless the Owner and the Construction Manager from all claims for bodily injury and property damage that may arise from the subcontractor's operation under its subcontract. The Construction Manager shall require each subcontractor to agree to purchase and maintain such other insurance, including contractual coverage, as will reasonably protect the subcontractor from claims, with such limits as are acceptable to the Owner, to the extent reasonably available. The Construction Manager shall require all subcontractors to carry Worker's Compensation Insurance.

         The Construction Manager may not store large quantities of combustible materials at the Project without an activated fire detection system and without taking all commercially reasonable measures to insure adequate fire suppression. The Construction Manger shall store these items off-site until such time as they are to be installed in the Project. Stored materials necessary for performance of the Work must be confined to small areas and isolated from potential fire hazards whenever reasonably possible. The Owner is not required to advance payments for stored materials unless they (a) are stored on site in a secured area, segregated from other personalty, or stored off-site in either (i) a third party bonded warehouse, or (ii) a supplier's warehouse and; (b) have become the property of the Owner, free and clear of any lien or encumbrance excepting liens in favor of the Owner upon payment by the Owner to the Construction Manager and its subcontractors or material suppliers for such stored materials; and (c) are fully insured for loss or damaged by the Construction Manager. The Owner is not required to advance payments for materials ordered but not delivered. If Owner objects to storage at a particular supplier's warehouse, the Construction Manager will move the stored materials to a bonded warehouse at the Owner's sole cost and expense.